                            AMERIHOST PROPERTIES, INC.
                        2400 EAST DEVON AVENUE - SUITE 280
                              DES PLAINES, IL  60018

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

       Notice is hereby given that the Annual Meeting of Shareholders of Amerihost Properties, Inc. (the "Company") will be held on July 6, 1995, at 9:00 A.M., local time, at the Days Inn O'Hare South, 3801 North Mannheim Road, Schiller Park, Illinois 60176, to act upon the following matters:

       1. To elect the Directors of the Company who will serve until the next annual meeting of shareholders or until their successors are duly qualified. The following persons have been nominated for directorships:

            H. Andrew Torchia                  Russell J. Cerqua
            Michael P. Holtz                   Reno J. Bernardo
            Richard A. D'Onofrio               Robert L. Barney

       2. To ratify the appointment and retention of BDO Seidman as the Company's independent certified public accountants.

       3. The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

       Said meeting may be adjourned from time to time without other notice than by announcement at said meeting, or at any adjournment thereof, and any and all business for which said meeting is hereby noticed may be transacted at any such adjournment.

       Only holders of record at the close of business on May 19, 1995 of the Company's common stock, $.005 par value will be entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

       Enclosed is a form of Proxy solicited by the management of the Company. Stockholders who do not plan to attend the meeting in person are requested to date, sign and return the enclosed Proxy. Your Proxy may be revoked at any time before it is exercised and will not be used if you attend the meeting and prefer to vote in person.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                /s/  MICHAEL P. HOLTZ
                                Michael P. Holtz, President
  Des Plaines, Illinois
  May 30, 1995

                            AMERIHOST PROPERTIES, INC.
                              2400 East Devon Avenue
                                     Suite 280
                           Des Plaines, Illinois  60018

                  ----------------------------------------------

                                PROXY STATEMENT FOR
                          ANNUAL MEETING OF SHAREHOLDERS

                  ----------------------------------------------



  The enclosed proxy is solicited on behalf of the Board of Directors of Amerihost Properties, Inc. (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 A.M. on Thursday, July 6, 1995, at the Days Inn O'Hare South, 3801 North Mannheim Road, Schiller Park, Illinois 60176. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's directors, officers and regular employees by personal interview, telephone or telegram, and the Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. The expense of all such solicitation, including printing and mailing, will be paid by the Company. Any proxy may be revoked at any time prior to its exercise, by written notice to the Secretary of the Company or by attending the meeting and electing to vote in person. Any such revocation shall not affect any vote previously taken. This Proxy Statement and accompanying proxy were initially mailed to shareholders on or about May 30, 1995.

  Only shareholders of record of the Company at the close of business on May 19, 1995 are entitled to vote at the meeting or any adjournment thereof. As of that date there were outstanding 5,796,499 shares of Common Stock, each of which is entitled to one vote on all matters voted upon at the annual meeting. Holders of Common Stock are not entitled to cumulate their votes in the election of directors. A majority of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at the meeting, and the affirmative vote of the majority of the shares represented at the meeting is required to elect directors and to ratify the appointment of the Company's independent auditors.


                               ELECTION OF DIRECTORS

  A board of six directors will be elected to serve until the next annual meeting, or until their successors are elected and shall have qualified. The proxies duly signed and returned pursuant to this solicitation will be voted by the persons named therein in accordance with the directions of the shareholders. If no directions are specified in a proxy, the proxy will be voted for the election as directors of the nominees named below and for ratification of the appointment of BDO Seidman as the Company's independent auditors. Should any nominee be unable to accept the office of director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons as they shall determine.

  The following persons are the executive officers and directors of the Company. Each person listed below is a director or a nominee for director.

                                         Director

  Name, Age, and Principal Occupation      since
  -----------------------------------    --------

  H. ANDREW TORCHIA, 51                    1984

     H. Andrew Torchia, a co-founder of the Company, has been a Director of the Company since its inception in 1984. Mr. Torchia was President and Chief Executive Officer of the Company from 1985 until 1988, when he became Chairman of the Board of the Company. As Chairman, Mr. Torchia's primary areas of responsibility include business development, corporate finance and strategic and financial planning. Mr. Torchia is also the President and 51% stockholder of Urban 2000 Corp. ("Urban"), a hotel development consulting firm and franchise broker, which was initially the 100% parent of the Company and is currently a principal stockholder. See "Principal Stockholders" under Item 12. From 1986 to 1990, Urban was Days Inns' exclusive franchise broker in the Midwest, during which time Urban marketed and was responsible for the sale of more than 220 such hotel franchises. Mr. Torchia is also the Secretary of AHMCO Corporation ("AHMCO"), a hotel management company in which Mr. Torchia owns an approximate 50% interest which manages only one property, the Best Western at O'Hare. Mr. Torchia has had 26 years of experience with hotel and hotel operations and franchising as head of regional development for Best Western International, and as a head of independent franchise sales organizations for Quality Inns International and Days Inns.

  MICHAEL P. HOLTZ, 38                     1985

     Michael P. Holtz has been a Director of the Company since August 1985. From 1985 to 1988, Mr. Holtz served as the Company's Treasurer and Secretary. In 1986, Mr. Holtz was promoted to Chief Operating Officer of the Company with direct responsibility for the Company's day to day operations. In 1988, Mr. Holtz was elected President and Chief Executive Officer of the Company. Mr. Holtz is responsible for development and implementation of all Company operations including hotel development, finance and management. Mr. Holtz has over 19 years experience in hotel operations, management and renovations.

  RICHARD A. D'ONOFRIO, 51                 1984

     Richard A. D'Onofrio, a co-founder of the Company, has been a Director of the Company since its inception in 1984. From 1985 to 1989, Mr. D'Onofrio served as Vice President of the Company. In 1989, Mr. D'Onofrio was promoted to Executive Vice President of Corporate Development. His principal areas of responsibility include corporate finance, corporate marketing, investments, and the Company's relationships with the financial community. Mr. D'Onofrio has been involved in various capacities within the hotel and related industries, including the conceptualization and development of franchised restaurants. In addition, Mr. D'Onofrio owned the Quality Inn in Youngstown, Ohio, which he operated through 1983. Mr. D'Onofrio acquired 49% of Urban 2000 Corp. ("Urban") during 1994, a hotel development consulting firm and franchise broker, which was initially the 100% parent of the Company and is currently a principal stockholder. See "Principal Stockholders" under Item 12.

  RUSSELL J. CERQUA, 38                    1987

     Russell J. Cerqua has been the Senior Vice President of Finance of the Company since 1987, and Treasurer and a Director of the Company since 1988. In 1989, in addition to his other responsibilities, Mr. Cerqua was elected Secretary of the Company. His primary responsibilities include internal and financial reporting, development of financial management systems, hotel accounting for managed properties and financial analysis. Prior to joining the Company, Mr. Cerqua was an audit manager with Laventhol & Horwath, the Company's former independent certified public accountants, and was responsible for the Company's annual audits.
     Mr. Cerqua was involved in public accounting for over 9 years, with experience in auditing, financial reporting and taxation. Mr. Cerqua is a Certified Public Accountant, and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

  RENO J. BERNARDO, 63                     1987

     Reno J. Bernardo served as the Senior Vice President of Construction of the Company from 1987 through March 1994, when he went on disability. In 1989, Mr. Bernardo became a Director of the Company and continues to serve in this capacity. His primary responsibilities included managing construction of new properties and directing renovation projects. From 1985 to 1986, Mr. Bernardo was Vice President of Construction with Devcon Corporation, a hotel construction company. From 1982 to 1985, Mr. Bernardo was Project Superintendent with J.R. Trueman and Associates, a hotel construction company, and a subsidiary of Red Roof Inns. His responsibilities included supervision of the development and construction of several Red Roof Inns.

  MARSHALL S. GELLER, 56                   1992

     Marshall S. Geller has been a Director of the Company since 1992. Mr. Geller is currently and has been since 1990, a managing partner of Golenberg & Geller, Inc., a merchant banking firm, and was Vice Chairman of Gruntal & Co., an investment banking firm, from 1988 to 1990. Prior to 1988, Mr. Geller spent 21 years with Bear, Stearns & Co., an investment banking firm, where he served as senior managing director of the Los Angeles, San Francisco, Chicago, and Hong Kong offices and specialized in the areas of corporate finance, public finance, and institutional equities and debt. Mr. Geller is currently interim President and Chief Executive Officer of Lottery Enterprises, Inc. and interim Co-Chairman of Hexcel Corporation. He also serves as a Director of Players International, Sports-Tech, Inc., Value Vision International, Inc., Las Vegas Major League Sports, Inc., and various privately-held corporations and charitable organizations. Mr. Geller has elected not to stand for re-election.

  DAVID J. BRAIL, 30                       1992

     David J. Brail was elected a Director of the Company in 1992 pursuant to the terms of the Warrant Agreement between Dickstein Partners, L.P. and the Company. Since 1987, Mr. Brail has been a Vice President of Dickstein Partners, Inc., an investment company. Mr. Brail also serves as a Director of Banyan Strategic Land Fund II, a publicly-traded REIT. Mr. Brail has elected not to stand for re-election.

  ROBERT L. BARNEY, 58

     Robert L. Barney is currently the sole shareholder, President and Chief Executive Officer of Rolling Meadows Golf Club & Estates in Columbus, Ohio. Mr. Barney was a director of Wendy's International, Inc. ("Wendy's"), a restaurant company, when it was founded in 1969. In July 1971, Mr. Barney was appointed President and Chief Operating Officer and in February 1980 became the Chief Executive Officer in which capacity he served until February 1989. Mr. Barney also served as Chairman of the Board of Wendy's from September 1982 until retiring in May 1990 and continued to consult Wendy's until May 1992. Prior to his affiliation with Wendy's, Mr. Barney held positions with Kentucky Fried Chicken and Arthur Treacher's Fish & Chips while owning several franchises for these two restaurant chains. Since December 1991, Mr. Barney has served as a director of Quantum Restaurant Group, Inc., owner of four restaurant chain concepts including Mortons Steak House.

  ATTENDANCE

  The Board of Directors held four meetings during 1994. All directors attended at least 75% of the meetings.

  COMPENSATION OF DIRECTORS

  Each Director of the Company receives an annual retainer fee of $9,000 ($750 per month). Each Director of the Company also receives $250 for each Board of Directors meeting attended in person, $150 for each Board of Directors meeting conducted by telephone and $150 for each committee meeting. In addition, each Director is reimbursed for all out-of-pocket expenses related to attendance at Board meetings.

  COMMITTEES

  The Board of Directors has three standing committees:

   1.  Audit Committee - This committee consists of two outside directors:
       Messrs. Brail (Chairman) and Geller. The Audit Committee has the responsibility to meet with the Company's independent accountants to review the scope and results of their audit, as well as reviews with the independent accountants the Company's system of internal accounting and financial controls. This committee held two meetings during 1994, at which all members were present.

   2. Compensation Committee - This committee consists of two outside directors: Messrs. Geller (Chairman) and Brail. The Compensation Committee reviews the salaries, bonuses, stock compensation, stock options and other direct and indirect compensation for all Company officers. This committee held two meetings during 1994, at which all members were present.

   3. Finance Committee - This committee consists of Messrs. Geller (Chairman), Brail, and D'Onofrio. The Finance Committee serves as an advisory committee to assist the Board and Company management in matters relating to corporate debt and equity financings. This committee had no formal meetings during 1994.

  REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Company's Compensation Committee was initially appointed on July 14, 1993, and is composed entirely of outside directors. The Committee is responsible for the establishment and administration of the policies which govern all forms of executive compensation.

  The Company has maintained the philosophy that a compensation plan should be designed to motivate and compensate executives for both the short-term and long-term success of the Company. Effective January 1, 1995, the Company and all three executives of the Company entered into employment agreements which are consistent with this philosophy. Base salaries were set based upon comparative industry data and an evaluation of the executive's responsibilities and experience. Incentive compensation is directly linked to the financial performance of the Company. The Company also uses stock purchase warrants as part of its long-term incentive program. The Committee believes that bonuses tied objectively to financial performance and stock warrants tied directly to the appreciation of the Company's stock closely align the executives' interests with the interests of the Company's shareholders.

  Compensation for each of the executives in 1994 consisted of a blend of cash, Common Stock, and stock options. Total compensation in the form of cash paid in 1994 approximates the total cash compensation to be paid in 1995 pursuant to the employment agreements if the performance objectives are met. Additional subjective compensation in the form of common stock was also earned in 1994. In 1995, additional compensation in the form of common stock is dependent upon financial performance. The number of warrants to vest in 1995 pursuant to the employment agreements approximates the number of options issued to the executives in 1994.

  The Chief Executive Officer of the Company served under an arrangement which established a base salary of $244,913 in 1994. In addition, Mr. Holtz received subjective bonuses in the form of cash and stock, and long-term incentive in the form of stock options. The determination of the Chief Executive Officer's compensation is based on the same factors and in the same manner as other executive officers. Beginning in 1995, a portion of Mr. Holtz's compensation will be directly linked to the financial performance of the Company. Mr. Holtz also serves as the President and Chief Executive Officer of all the Company's wholly-owned subsidiaries. Mr. Holtz receives no additional compensation for his services to these subsidiaries.

                                Compensation Committee:


                                Marshall S. Geller, Chairman
                                David J. Brail

  EXECUTIVE COMPENSATION

  The following table sets forth certain information concerning the annual and long-term compensation for services as officers to the Company for the fiscal years ended December 31, 1994, 1993 and 1992, of those persons who were, at December 31, 1994 (i) the chief executive officer, (ii) the other two most highly compensated executive officers of the Company (the "Named Officers"), and (iii) Mr. Bernardo, a former executive officer who went on disability in March 1994. See "Compensation of Directors".

                            SUMMARY COMPENSATION TABLE


                                      Annual Compensation             Long-Term
                                                                    Compensation
                             ------------------------------------   ------------
       Name and Principal                                   Stock       Stock
            Position         Year    Salary   Cash Bonus    Bonus    Options(1)
       ------------------    ----    ------   ----------    -----    ----------

   Michael P. Holtz           1994   $244,913   $75,000    $75,000      60,000
    President and Chief       1993    117,741   177,759          0           0
    Executive Officer         1992    117,741    97,500     60,060     110,000

   Russell J. Cerqua          1994   $132,692   $15,000    $15,000      30,000
    Senior Vice President     1993     75,000    43,900          0           0
    Finance, Secretary,       1992     62,341    24,500     25,836      44,375
    Treasurer and Chief
    Financial Officer

   Richard A. D'Onofrio       1994   $162,528   $     0   $      0      30,000
    Executive Vice President  1993     99,010    15,000          0           0
                              1992     55,711         0          0     110,000

   Reno J. Bernardo (2)       1994    $59,077   $17,800   $      0           0
    Senior Vice President of  1993     75,000    48,182          0           0
    Construction              1992     61,809    15,750     52,358      44,375

  (1) Options for the purchase of 45,000, 20,000, 45,000 and 20,000 shares of Common Stock granted to Messrs. Holtz, Cerqua, D'Onofrio and Bernardo, respectively, vested as of January 2, 1992. Options for the purchase of 65,000, 24,375, 65,000 and 24,375 shares of Common Stock granted to Messrs. Holtz, Cerqua, D'Onofrio and Bernardo, respectively, vest in 20% increments on December 16, 1992 and on September 16 in each of 1993, 1994, 1995 and 1996. Options for the purchase of 60,000, 30,000, and 30,000 shares of Common Stock granted to Messrs. Holtz, Cerqua and D'Onofrio vested as of October 5, 1994.

  (2) Mr. Bernardo went on disability in March 1994. Mr. Bernardo continues to serve the Company in his capacity as a director.

  OPTIONS

  The options described in the following tables have been granted other than pursuant to the Incentive Stock Plan or Non-Qualified Plan. There were no options exercised by the Named Officers in 1994.

                         OPTION GRANTS IN LAST FISCAL YEAR

                                                                     Potential Realizable
                                                                    Value at Assumed Annual
                                                                     Rates of Stock Price
                                                                       Appreciation for
                         Individual Grant                                Option Term
  ----------------------------------------------------------------  ----------------------
                              % of Total
                               Options
                               Granted to   Exercise or
                       Options Employees in Base Price  Expiration
  Name                 Granted Fiscal Year    ($/Sh)       Date        5% ($)    10% ($)
  ----                 ------- ------------ ----------- ----------     ------    -------

  Michael P. Holtz      60,000    32.70%      $4.13     Oct. 2004      155,651   394,451

  Richard A. D'Onofrio  30,000    16.35%      $4.13     Oct. 2004       77,826   197,226

  Russell J. Cerqua     30,000    16.35%      $4.13     Oct. 2004       77,826   197,226

                     OPTION EXERCISES AND YEAR-END VALUE TABLE

                           Number of Unexercised       Value of Unexercised
                              Options Held at         in-the-Money Options at
                             December 31, 1994         December 31, 1994(1)
                         -------------------------   -------------------------
         Name            Exercisable Unexercisable   Exercisable Unexercisable
   --------------------  ----------- -------------   ----------- -------------

   Michael P. Holtz        144,000       26,000        $25,313       $  0

   Richard A. D'Onofrio    147,688       26,000         25,313          0

   Russell J. Cerqua        64,625        9,750         11,250          0

   Reno J. Bernardo         34,625        9,750         11,250          0

  _______________

  (1) Fiscal year ended December 31, 1994. The closing sale price of the Company's Common Stock on such date on the Nasdaq National Market was $3.56.

  EMPLOYMENT AGREEMENTS

  The Compensation Committee and the Board of Directors determined it would be in the best interest of the Company to retain the services of the executive officers pursuant to employment agreements effective January 1, 1995.

  Michael P. Holtz

  Mr. Holtz and the Company executed an employment agreement which provides for an initial term of three years, with an automatic three year renewal at the sole option of Mr. Holtz.

  The agreement provides for a base salary of $325,000 in the first year, $375,000 in the second year, and $425,000 in the third year of the initial term, and increased annually by the greater of 10% or the current rate of inflation during the renewal period. Upon execution of the agreement, Mr. Holtz received 25,000 shares of the Company's common stock and is eligible to receive additional stock in subsequent years based on the attainment of financial performance criteria as prescribed in the agreement. The maximum number of shares of common stock Mr. Holtz is entitled to receive if the performance objectives are met is 30,000 shares in 1996 and 40,000 shares in 1997, increased annually by the greater of 10% or the current rate of inflation during the renewal period. Also upon execution of the agreement, Mr. Holtz received warrants to purchase 260,000 shares of common stock at an exercise price of $3.5625. The warrants vest over the term of the agreement as follows: 75,000 in 1995; 85,000 in 1996; and 100,000 in 1997. The
  warrants are exercisable over a ten year period beginning on the date vested. If the agreement is renewed, on January 1, 1998, Mr. Holtz is entitled to receive additional warrants to purchase common stock in an amount equal to the prior year's entitlement increased by the greater of 10% or the current rate of inflation.

  This employment agreement may be terminated by the Company at any time, with or without cause. If the Company terminates the agreement for cause, as defined, the Company's obligation shall be limited to the payment and/or satisfaction of unpaid salary, stock, warrants and benefits accrued or vested through the termination date. If Mr. Holtz is terminated without cause, or resigns for good reason, as defined, the Company shall continue to pay all compensation pursuant to the agreement and provide other benefits which were provided immediately preceding his termination, for a period of two years after the termination date. If Mr. Holtz resigns for other than good reason with six months notice, compensation and benefits will continue for a one year period after the termination date. Salary and stock bonuses, if any, will continue in the event of death or disability, as defined, for a period of one or two years, respectively.

  Richard A. D'Onofrio

  Mr. D'Onofrio and the Company executed a three year employment agreement which provides for a base salary of $137,500 in 1995, $144,000 in 1996, and $151,700 in 1997. Mr. D'Onofrio is entitled to receive additional incentive compensation of $27,500, $36,000 and $43,300 in 1995, 1996, and 1997,
  respectively if certain financial performance objectives are met. Upon execution of the agreement, Mr. D'Onofrio received warrants to purchase 120,000 shares of common stock at an exercise price of $3.5625. The warrants vest over the term of the agreement as follows: 30,000 in 1995; 40,000 in 1996; and 50,000 in 1997. The warrants are exercisable over a ten year period beginning on the date vested.

  This employment agreement may be terminated by the Company at any time, with or without cause. If the Company terminates the agreement for cause, as defined, the Company's obligation shall be limited to the payment and/or satisfaction of unpaid salary, warrants and benefits accrued or vested through the termination date. If Mr. D'Onofrio is terminated without cause, or resigns for good reason, as defined, the Company shall continue to pay all compensation pursuant to the agreement and provide other benefits which were provided immediately preceding his termination, for a period of one year after the termination date. If Mr. D'Onofrio resigns for other than good reason with six months notice, compensation and benefits will continue for six months after the termination date. Salary and incentive bonuses, if any, will continue in the event of death or disability, as defined, for a period of six months or one year, respectively.

  Russell J. Cerqua

  Mr. Cerqua and the Company executed a three year employment agreement which provides for a base salary of $150,000 in 1995, $160,000 in 1996, and $175,000 in 1997. Upon execution of the agreement, Mr. Cerqua received 7,500 shares of the Company's common stock and is eligible to receive additional stock in subsequent years based on the attainment of financial performance criteria as prescribed in the agreement. The maximum number of shares of common stock Mr. Cerqua is entitled to receive if the performance objectives are met is 10,000 shares in 1996 and 12,500 shares in 1997. Also upon execution of the agreement, Mr. Cerqua received warrants to purchase 120,000 shares of common stock at an exercise price of $3.5625. The warrants vest over the term of the agreement as follows: 30,000 in 1995; 40,000 in 1996; and 50,000 in 1997. The warrants are exercisable over a ten year period beginning on the date vested.

  This employment agreement may be terminated by the Company at any time, with or without cause. If the Company terminates the agreement for cause, as defined, the Company's obligation shall be limited to the payment and/or satisfaction of unpaid salary, stock, warrants and benefits accrued or vested through the termination date. If Mr. Cerqua is terminated without cause, or resigns for good reason, as defined, the Company shall continue to pay all compensation pursuant to the agreement and provide other benefits which were provided immediately preceding his termination, for a period of one year after the termination date. If Mr. Cerqua resigns for other than good reason with six months notice, compensation and benefits will continue for six months after the termination date. Salary and stock bonuses, if any, will continue in the event of death or disability, as defined, for a period of six months or one year, respectively.

  All shares of stock issued or to be issued upon the attainment of specified financial objectives in connection with the employment agreements and any shares issued upon exercise of the warrants are Rule 144 restricted common stock.

  =============================================================================

  COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the registered class of the Company's equity securities, to file with the Securities and Exchange Commission and Nasdaq initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all
  Section 16(a) forms they file.

  To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations to the Company that no other reports were required, during the fiscal year ended 1994 all the aforesaid Section 16(a) filing requirements were complied with.

                           STOCK PRICE PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Nasdaq U.S. index and the Nasdaq Non-Financial index for the period commencing December 31, 1989 and ending December 31, 1994.

  The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     Date                       12/31/89  12/31/90  12/31/91  12/31/92  12/31/93  12/31/94

     Amerihost Properties, Inc.  100.000    90.698   130.233   246.512   232.558   132.558
     Nasdaq US                   100.000    84.918   136.277   158.579   180.933   176.916
     Nasdaq Non-Financial        100.000    88.034   141.730   154.916   177.606   170.297

     Assumes $100 invested on December 31, 1989 in the Common Stock of Amerihost Properties, Inc. and the Nasdaq Stock Market and the Nasdaq Non-Financial Stocks.


                               CERTAIN TRANSACTIONS

  Urban 2000 Corp. ("Urban") is a principal shareholder of the Company and is owned 51% by H. Andrew Torchia, the Chairman of the Board and a Director of the Company, and 49% by Richard D'Onofrio, the Executive Vice President and a Director of the Company. Urban, a licensed franchise broker, through December 1993, was working with Hospitality Franchise Systems ("HFS") under a franchise brokerage agreement, whereby Urban received commissions for the sale of franchises, including sales to the Company and its affiliates. Urban and Torchia were also entitled to referral fees for sales of HFS system franchises to unaffiliated third parties under certain circumstances. The Company's affiliates previously have purchased HFS system franchises through Urban; however, such purchases have never been a significant expense to the Company. The prices for such franchise license agreements were at least as favorable as the prices the Company would have paid to a comparable franchising company. The Company's relationship with Urban has provided the Company with access to leads for hotel development projects. Many of the Company's development projects, acquisitions, management contracts and relationships with investors, developers and third party owners have been established through Urban's contacts.

  Urban and Mr. Torchia provide business development and consulting service to the Company under a consulting agreement which commenced in January 1991. Under the terms of this agreement, Urban receives a monthly consulting fee of $20,000 plus the use of the Company's telephone system. No additional amounts are paid to Urban for reimbursement of expenses. Consistent with standard industry practices, the Company pays Urban additional fees for transactions brought to the Company. During 1994, additional fees paid to Urban were $289,915, of which $36,945 was earned in 1993. As part of this arrangement, Mr. Torchia does not receive compensation for the services he provides to the Company in his capacity as an Officer of the Company. In addition, Urban received $28,200 in fees from the development of an 89 room hotel in Vicksburg, Mississippi, in which the Company is a 50% general partner. These fees were paid directly from the partnership to Urban.

  On February 12, 1992, the Company entered into a financial advisory agreement with Golenberg & Geller, Inc. ("GGI"). Marshall S. Geller, who became a Director of the Company in February 1992, is a principal stockholder of GGI. Under the terms of the agreement, GGI received a monthly retainer ranging from $6,000 to $8,500 and received an option to purchase 75,000 shares of the Company's Common Stock at an exercise price of $3.521 per share. GGI has the right to require the Company to file a registration statement with the SEC to register the underlying shares, up to a maximum of four times during the seven year period commencing August 15, 1992. Any such registration must be for a minimum of 10,000 shares. The consulting agreement ended in May 1994. Total payments to GGI were $34,000 in 1994.

  During 1993, GGI introduced the Company to Players International, Inc. ("Players"), who owns a riverboat casino in Metropolis, Illinois. As a result, the Company entered into a partnership agreement with Players to own and operate a 120 room hotel in Metropolis adjacent to the riverboat. The Company also entered into construction and management agreements with this partnership, for the construction of the hotel and the ongoing operational management of the hotel after opening. In 1994, GGI received from the Company a 12.5% general partnership interest in this partnership.

  On June 1, 1992, the Company borrowed $250,000 from Urban and $125,000 from Geller and executed notes. The notes were due on June 1, 1994 with interest at the rate of 11.5% per annum. The notes (plus accrued interest) were paid in full in October 1992. Urban and GGI also received 68,750 and 34,375 Common Stock Purchase Warrants at an exercise price of $4.375 per share in connection with this transaction. The Warrants are exercisable at any time until October 9, 1999.


                              PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 19, 1995, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's Directors, (iii) each of the Named Officers and (iv) all Directors and executive officers as a group.

                                   Shares Beneficially Owned
                                      As of May 19, 1995
                                   -------------------------
  Name                                       Number              Percent
  ----                                      -------              -------
  Wellington Management Company          509,300 (1)               8.8
  Michael P. Holtz                       496,998 (2)               8.3
  H. Andrew Torchia (7)                  381,680 (2)(3)            6.4
  Richard A. D'Onofrio                   372,727 (2)(4)            6.2
  Russell J. Cerqua                      163,097 (2)               2.8
  Marshall S. Geller                     156,250 (5)               2.6
  Reno J. Bernardo                        81,891 (2)               1.4
  David J. Brail                               0 (6)                .0

  ALL DIRECTORS AND
    EXECUTIVE OFFICERS
    AS A GROUP (7 PERSONS)             1,652,643                  24.8
                                       =========                  ====

  _________________________

   (1) Wellington Management Company ("WMC"), in its capacity as investment advisor, may be deemed beneficial owner of 509,300 shares of the Company which are owned by numerous investment counselling clients. Of the shares shown above, WMC has shared voting power for 255,000 shares and shared investment power for 509,300 shares.
   (2) Includes shares subject to options exercisable presently or within 60 days as follows: Mr. Holtz, 219,000 shares; Mr. D'Onofrio, 177,688 shares; Mr. Torchia, 179,063 shares; Mr. Cerqua, 94,625 shares; and
        Mr. Bernardo, 34,625 shares.
   (3) Includes 191,674 shares owned by Urban 2000 Corp. and 1,543 shares owned by Niles 1290 Corp., a wholly-owned subsidiary of Urban 2000 Corp. Mr. Torchia is the President and 51% stockholder of Urban 2000 Corp.
   (4) Includes 184,158 shares owned by Urban 2000 Corp. and 1,482 shares owned by Niles 1290 Corp., a wholly-owned subsidiary of Urban 2000 Corp. Mr. D'Onofrio is a 49% stockholder in Urban 2000 Corp.
   (5) Includes 156,250 shares subject to options exercisable to Golenberg & Geller, Inc. and Mr. Geller individually. Mr. Geller is a principal stockholder of Golenberg & Geller, Inc. Under the terms of a financial advisory agreement with the Company, Golenberg & Geller, Inc. was granted the option to purchase 75,000 shares of the Company's Common Stock. Such option vests at 3,125 shares per month. See "Certain Relationships and Related Transactions" under Item 13.
   (6) David Brail, a Director of the Company, is a limited partner of Dickstein Partners, L.P. and Executive Vice President of Dickstein Partners, Inc., the general partner of Dickstein Partners, L.P..

        Dickstein Partners, Inc. and affiliates own 124,270 shares of the Company's Common Stock.
   (7) The address of this stockholder is c/o Amerihost Properties, Inc., 2400 East Devon, Suite 280, Des Plaines, Illinois.

  SHAREHOLDER PROPOSALS

  From time to time, shareholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 1996 shareholders' meeting must be received by the Company not later than January 30, 1996. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

  RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Company's independent certified public accountants for the past fiscal year were and for the current fiscal year are BDO Seidman. No representative of BDO Seidman is anticipated to attend the annual meeting. The Board recommends a vote for ratification.

  OTHER MATTERS

  The Management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgement.

                      By the order of the Board of Directors

                                 RUSSELL J. CERQUA

                                     Secretary

  Des Plaines, Illinois
  May 30, 1995

                                       PROXY
                       THIS PROXY IS SOLICITED ON BEHALF OF
                              THE BOARD OF DIRECTORS

  Amerihost Properties, Inc.
  2400 East Devon Avenue
  Suite 280
  Des Plaines, Illinois  60018

  The undersigned hereby appoints H. Andrew Torchia and Richard A. D'Onofrio as proxies, each with the power to appoint his substitute, and hereby authorizes them, each acting alone, to represent and to vote, as designated below, all the Common Stock of Amerihost Properties, Inc. held of record by the undersigned at the close of business on May 19, 1995, at the Annual Meeting of Shareholders to be held on July 6, 1995 and any adjournment thereof, with all the powers the undersigned would possess if present.

  1.   ELECTION OF DIRECTORS

             for all nominees                      WITHHOLD AUTHORITY
  _________  listed below               _________  to vote for all
                                                   nominees listed
                                                   below

               _________     to abstain from voting on this proposal

                         H. Andrew Torchia      Russell J. Cerqua
                         Michael P. Holtz       Reno J. Bernardo
                         Richard A. D'Onofrio   Robert L. Barney

                     INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below:

  _____________________________________________________________________________

  2.   RATIFICATION OF AUDITORS

             ratification of                        WITHHOLD AUTHORITY
  _________  retention of BDO          ___________  to vote to ratify
             Seidman as the                         retention of BDO
             Company's certified                    Seidman as the Company's
             public accountants                     certified public accountants

              __________     to abstain from voting on this proposal

  3.   OTHER MATTERS

       In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

  _____________________________________________________________________________
  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made with respect to any proposal, this proxy will be voted for all nominees listed in proposal 1, for the retention of BDO Seidman, and in the discretion of the Proxies for such other business as may properly come before the meeting.

  Please sign exactly as name appears on your stock certificates. For joint accounts, all tenants should sign. If signing for an estate, trust, corporation, partnership or other entity, title or capacity should be stated.


  Dated:  _______________, 1995           _______________________________
                                          Signature      (Title)

  Print name and address:
                                          _______________________________
  _________________________________       Signature if held jointly

  _________________________________

  _________________________________


  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED RETURN ENVELOPE